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                                                                       Exhibit H
                             JOINT FILING AGREEMENT


        We, the undersigned, hereby express our agreement that the attached Amendment No. 2 to a statement on Schedule 13D for the event dated February 23, 1996, is filed on behalf of each of the undersigned.

Date:   March 13, 1996


                                   BB BIOTECH AG

                                   By:  /s/ Daniel Schlatter
                                        ------------------------------------
                                   Name:    Daniel Schlatter
                                   Title:   Counsel

                                   By:  /s/ Dr. Ernst Mueller-Moehl
                                        ------------------------------------
                                   Name:    Dr. Ernst Mueller-Moehl



                                   BIOTECH INVEST, S.A.

                                   By:  /s/ Daniel Schlatter
                                        ------------------------------------
                                   Name:    Daniel Schlatter
                                   Title:   Counsel



                                   BIOTECH FOCUS, S.A.

                                   By:  /s/ Daniel Schlatter
                                        ------------------------------------
                                   Name:    Daniel Schlatter
                                   Title:   Counsel



                                   BIOTECH TARGET, S.A.

                                   By:  /s/ Daniel Schlatter
                                        ------------------------------------
                                   Name:    Daniel Schlatter
                                   Title:   Counsel